                           ARTICLES OF INCORPORATION

                                      OF

                                  HOLD, INC.

     The undersigned, being a citizen of the United States and desiring to form a corporation for profit under the General Corporation Law, Chapter 1701 of the Ohio Revised Code, does hereby certify:

     FIRST:         The name of the corporation shall be HOLD, INC.

     SECOND: The place in Ohio where the principal office of the Corporation is to be located is the City of Cleveland, County of Cuyahoga.

     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH: The number of shares which the Corporation is authorized to have outstanding is Five Hundred (500), all of which are common shares without par value.

     FIFTH: The minimum amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($500).

IN WITNESS WHEREOF, I have hereunto subscribed my name this 14th day of June,
                                                            ----
1978.


                                   /s/ Edward F. Meyers, Jr.
                                   ---------------------------------------------
                                   Edward F. Meyers, Jr.
                                   Sole Incorporator

                           CERTIFICATE OF AMENDMENT
                           ------------------------

                                    TO THE
                                    ------

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                                  HOLD, INC.
                                  ----------

     The undersigned, STEPHEN A. ALBANESE and EDWARD F. MEYERS, JR., the President and Assistant Secretary, respectively, of Hold, Inc., an Ohio corporation, do hereby certify that the following resolution was adopted and approved by the unanimous written consent of the shareholders of said Corporation on the 20th day of June, 1983.

          "RESOLVED: That the Articles of Incorporation of this corporation be amended by deleting therefrom present Article FIRST and substituting therefor the following new Article FIRST:

               FIRST:    The name of the corporation shall be
                         OHIO GARMENT RENTAL, INC."

     IN WITNESS WHEREOF, STEPHEN A. ALBANESE, President, and EDWARD F. MEYERS, JR., Assistant Secretary, of Hold, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 20th day of June, 1983.
                                                       ----

                                    /s/ Stephen A. Albanese
                                    --------------------------------------
                                    President



                                    /s/ Edward F. Meyers, Jr.
                                    --------------------------------------
                                    Assistant Secretary